FOR IMMEDIATE RELEASE


                     MARK SOLUTIONS ANNOUNCES SYMBOL CHANGE


Bloomfield,  NJ December 16, 1999 Mark Solutions, Inc. (Nasdaq SmallCap Market:
MCSI) announced today its plan to change its trading symbol from "MCSI" to "MSOL" effective the opening of trading on December 20, 1999.

Carl Coppola, Mark's CEO stated, "As our IntraScan II PACS software business becomes a more significant part of our total operations and prospects, we feel the new trading symbol more appropriately reflects Mark's two (2) distinct and exciting business segment solutions; correctional modular steel cells and PACS software applications."

For  Mark  Solutions  investor  information,  contact  Michael  Nafash  at (973)
893-0500,   email   mnafash@mark-solutions.com   or   visit   our  Web  site  at
www.mark-solutions.com.

Mark is a technology and marketing driven company providing innovative solutions to opportunities in the growing corrections and healthcare industries. In its correctional division, Mark manufactures cost-effective modular steel jail and prison cells. In the healthcare division, Mark has developed a proprietary Picture Archiving and Communications System (PACS), which is marketed with a team of distribution partners to hospitals and other healthcare institutions worldwide.


IMPORTANT NOTE: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and expectations of Mark Solutions, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors could cause actual results to differ include whether cell and PACS projects are awarded to Mark and the timing of their completion, meeting current and future financial requirements, competition and changes in PACS technology.